Exhibit 99.1

Arbe Announces Availability Of 4D Imaging Radar Solution On

NVIDIA DRIVE Platform

Ultra-high 2K Resolution Radar Solution Designed to Accelerate Development of ADAS and Autonomous Vehicles

TEL AVIV, Israel and HOUSTON, May 4, 2021 – Arbe, a global leader in next-generation 4D Imaging Radar Solutions, today announced its leading 4D Imaging Radar Solution with 2K resolution is now available on the open NVIDIA DRIVE platform.

Arbe’s imaging radar availability aims to accelerate the development of autonomous vehicles. By allowing leading OEMs and Tier 1 suppliers to access the 4D imaging radar data on NVIDIA’s AV platform, Arbe’s solution can serve as the basis for advanced safety applications, sensor fusion, and perception algorithm development.

NVIDIA DRIVE is a scalable, software-defined, end-to-end AI platform for the transportation industry, delivering the computing horsepower and software necessary for highly automated and autonomous driving. Hundreds of companies around the world are developing on NVIDIA DRIVE, including auto- and truck makers, Tier 1 suppliers, robotaxis, sensor and mapping companies and AV startups.

Arbe has developed the world’s first radar to separate, track, and identify objects in 2K ultra-high resolution in both azimuth and elevation via a proprietary chipset with the highest channel count in the industry and a dedicated radar processor. Arbe’s solution provides detection of stationary and moving objects in any weather or lighting condition, providing safety to pedestrians, cyclists, and others, while also eliminating false alarms. The 4D Imaging Radar Solution also provides advanced long-range perception capabilities with a wide field of view.

“We are excited to be part of NVIDIA’s ecosystem of partners — providing access to our 4D Imaging Radar to the world’s most forward-thinking automakers developing on NVIDIA DRIVE,” says Ram Machness, Chief Business Officer of Arbe. “The availability of Arbe on NVIDIA’s platform will expedite the development of safety features for ADAS applications and autonomous vehicles, and provide a platform for sensor fusion development.”

“OEMs and Tier-1 suppliers will now benefit from Arbe’s 4D Imaging Radar solution as part of the NVIDIA DRIVE ecosystem,” says Rammy Bahalul, director of autonomous machines and vehicles at NVIDIA. “With Arbe’s advanced sensing, our customers have access to enhanced levels of safety and paradigm-changing perception algorithms for their vehicles.”

Arbe recently revealed plans to go public through a SPAC merger with Industrial Tech Acquisitions, Inc (NASDAQ: ITAC).

About Arbe Robotics, Ltd.

Arbe, a global leader in next-generation 4D Imaging Radar Chipset Solutions, is spearheading a radar revolution, enabling truly safe driver-assist systems today while paving the way to full autonomous-driving. Empowering automakers, tier-1 automotive suppliers, autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with advanced sensing and paradigm-changing perception. Arbe’s imaging radar is 100 times more detailed than any other radar on the market and is a mandatory sensor for L2+ and higher autonomy. Arbe is a leader in the fast-growing automotive radar market that has an estimated total addressable market of $11 billion in 2025. Arbe is based in Tel Aviv, Israel, and has offices in the United States.

On March 18, 2021, Arbe announced that it had entered into, among other things, a definitive business combination agreement with Industrial Tech Acquisitions, Inc. (NASDAQ: ITAC), a publicly traded special purpose acquisition company (“ITAC”). Subject to the satisfaction of the terms and conditions set forth in the business combination agreement, upon closing of the transactions, the combined company will operate under the “Arbe Robotics Ltd.” name and is expected to be listed on Nasdaq under the new ticker symbol “ARBE”.

About Industrial Tech Acquisitions, Inc (“ITAC”)

ITAC is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAC is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurs and managers who have the desire and talent to build exceptional companies. The Texas Ventures’ approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who have the determination to build world-class companies.

Important Notice Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Arbe and NVIDIA and the transactions contemplated hereunder, and the parties' perspectives and expectations, are forward looking statements. Such statements include, but are not limited to, statements regarding the proposed partnership between Arbe and NVIDIA, expected growth opportunities for Arbe, anticipated future financial and operating performance and results attributable therefrom, and the expected timing of the implementation of the partnership. The words “expect,” “believe,” “estimate,” “intend,” “plan”, “anticipate”, “project”, “may”, “should”, “potential” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to, risks related to: (i) the expected timing and likelihood of the generation of revenue from the NVIDIA DRIVE platform; (ii) the occurrence of any event, change or other circumstances that could affect Arbe’s use of the NVIDIA DRIVE platform; (iii) costs related to the making Arbe’s products accessible through the NVIDIA DRIVE platform; (iv) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Arbe or NVIDIA ; (v) the disruption of Arbe management time from ongoing business operations or performance of the units to be sold through the NVIDIA DRIVE platform; (vi) changes in applicable laws or regulations, including laws and regulations affecting the market for Arbe’s products; (vii) the possibility that Arbe may be adversely affected by other economic, business, and/or competitive factors, or the continuing effects of the COVID-19 pandemic, the worsening thereof or other future pandemics; (viii) risks related to the matters set forth in the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Division of Corporate Finance of the SEC on April 12, 2021 and costs related to such matters, and (ix) other risks and uncertainties, including those to be identified in the proxy statement/prospectus (when available) relating to the proposed business combination between ITAC and Arbe, including those under “Risk Factors,” “Cautionary Notes Concerning Forward-Looking Statements” and “Arbe Management’s and Analysis of Financial Conditions and Results of Operations” therein, and in other filings with the Securities and Exchange Commission (“SEC”) by ITAC or Arbe. Arbe cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Arbe undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

ADDITIONAL INFORMATION

General

Arbe intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of Industrial Tech Acquisitions, Inc., a Delaware corporation (“ITAC”), and a prospectus in connection with the proposed business combination (the “Transaction”) involving Arbe, ITAC and Autobot MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Arbe (“Merger Sub”). The definitive proxy statement and other relevant documents will be mailed to stockholders of ITAC as of a record date to be established for voting on the Transaction and related matters. Stockholders of ITAC and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with ITAC's solicitation of proxies for the special meeting of its stockholders to be held to approve the Transaction and related matters because these documents will contain important information about ITAC, Arbe, Merger Sub and the Transaction. Stockholders of ITAC will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to ITAC by contacting E. Scott Crist, Chief Executive Officer, c/o Industrial Tech Acquisitions, Inc., 5090 Richmond Avenue, Suite 319, Houston, Texas 77056, at (713) 599-1300 or at scott@texasventures.com.

Participants in the Solicitation

ITAC, Arbe and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of ITAC in favor of the approval of the Transaction. Stockholders of ITAC and other interested persons may obtain more information regarding the names and interests in the Transaction of ITAC's directors and officers in ITAC's filings with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained at the SEC’s website, https://www.sec.gov/edgar/searchedgar/companysearch.html, or as provided in the preceding paragraph.

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